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                                                                EXHIBIT 5.01






                                                   HUNTON & Williams LLP
                                                   Riverfront Plaza, East Tower
                                                   951 East Byrd Street
                                                   Richmond, Virginia 23219-4074

                                                   Tel   804 o 788 o 8200
                                                   Fax   804 o 788 o 8218




May 26, 2006

Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

      REGISTRATION STATEMENT ON FORM S-8 REGISTERING 250,000 COMMON SHARES


Ladies and Gentlemen:

         We have acted as special counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of 250,000 common shares of beneficial interest, $0.01 par value per share, of the Company (the "Shares") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are issuable pursuant to the Windrose Medical Properties Trust Employee Share Purchase Plan. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         In connection with the foregoing, we have examined the following:

         (i) the Company's Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on May 22, 2006 to the Articles of Amendment and Restatement of the Declaration of Trust filed with the SDAT on August 6, 2002, as amended and supplemented, including the Articles Supplementary filed with the SDAT on June 28, 2005, as certified by the Secretary of the Company on the date hereof (collectively, the "Charter");

         (ii) the Company's Amended and Restated Bylaws, as certified by the Secretary of the Company on the date hereof (the "Bylaws");

         (iii) the certificate of the SDAT as to the due formation, existence and good standing of the Company dated May 23, 2006; and


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Board of Trustees
Windrose Medical Properties Trust
May 26, 2006
Page 2


         (iv) a copy of the resolutions of the Board of Trustees (the "Board") of the Company adopted by the Board at meetings duly called and held on March 1, 2006 and May 18, 2006, each as certified by the Secretary of the Company on the date hereof.

         For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of all signatures, (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company) and (v) the Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

         We do not purport to express an opinion on any laws other than those of the Maryland REIT Law.

         Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued and delivered pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

         This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.


                                                Very truly yours,


                                                /s/ Hunton & Williams LLP